As Filed with the Commission on February 5, 1999

                                                      1940 Act File No. 811-7774

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 X

            Amendment No. 32 ...................................... X


                            BT INVESTMENT PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                                One South Street
                            Baltimore, Maryland 21202
                (Address of Principal pursuant Executive Offices)

                                 (412) 895-5000
                         (Registrant's Telephone Number)

Daniel O. Hirsch                       Copies To:      Burton M. Leibert, Esq.
BT Alex. Brown                                         Willkie Farr & Gallagher
One South Street                                       One Citicorp Center
Baltimore, MD  21202                                   153 East 53rd Street
(Name and Address of Agent for Service)                New York, New York  10022



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                                   Explanatory

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

BT Investment Portfolios is comprised of sixteen portfolios. This Amendment to the Registration Statement relates only to European Equity Portfolio and Global Equity Portfolio.

BT INVESTMENT PORTFOLIOS
EUROPEAN EQUITY PORTFOLIO
GLOBAL EQUITY PORTFOLIO


PART A

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS.

Beneficial interests in BT Investment Portfolios (the "Trust") are divided into separate series, each having distinct investment objectives and policies, two of which, European Equity Portfolio and Global Equity Portfolio, (each a "Portfolio" and, collectively, the "Portfolios") are described herein.

The investment objective of each Portfolio may be changed without shareholder approval. The investment objective of each Portfolio is as follows:

EUROPEAN EQUITY PORTFOLIO
The Portfolio seeks long-term capital appreciation through investment in the stocks or other equity securities of companies in developed European countries; the production of any current income is incidental to this objective.



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GLOBAL EQUITY PORTFOLIO
The Portfolio seeks long-term capital appreciation through investment in the stocks or other equity securities of companies in the world's developed markets, including the United States; the production of any current income is incidental to this objective.


Investments in the Portfolios are neither insured nor guaranteed by the U.S. government. Investments in the Portfolios are not deposits or obligations of, or guaranteed or endorsed by, Bankers Trust Company ("Bankers Trust") or the investment adviser of the Portfolios, are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency, and are subject to investment risk, including the possible loss of the principal amount invested.

There can be no assurance that the investment objectives of the Portfolios will be achieved. Additional information about the investment policies of each Portfolio appears in Part B of this Registration Statement. The Registrant incorporates by reference information concerning the Portfolios' investment objectives and policies and the risk factors associated with investments in the Portfolios from the sections entitled "Objective," "Strategy," "Principal Investments," "Investment Process," "Risks," and "Organizational Structure," in European Equity Fund's and Global Equity Fund's (the "Feeder Funds") prospectuses (each the "Feeder Fund's Prospectus").

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

Registrant incorporates by reference information concerning the management of the Portfolios from the sections entitled "Annual Fund Operating Expenses" and "Management of the Fund" in each Feeder Fund's Prospectus.

The Trust was organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust. Each investor is entitled to a vote in proportion to the amount of its investment in each Portfolio. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolios (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of each Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and each Portfolio itself was unable to meet its obligations.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Trust has sixteen series: Asset


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Management Portfolio II, Asset Management Portfolio III, Liquid Assets
Portfolio, Pacific Basin Equity Portfolio, Latin American Equity Portfolio, EAFE Equity Index Portfolio, Small Cap Portfolio, Small Cap Index Portfolio, U.S. Bond Index Portfolio, BT PreservationPlus Portfolio, International Small Company Equity Portfolio, Global Emerging Markets Equity Portfolio, BT PreservationPlus Income Portfolio, European Equity Portfolio and Global Equity Portfolio.

Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning each Portfolio's capital stock from the sections entitled "Calculating the Fund's Share Price," "Buying and Selling Fund Shares," "Dividends and Distributions," and "Taxes" in each Feeder Fund's Prospectuses.

Each investor in the Portfolios may add to or reduce its investment in each Portfolio on each Fund Business Day. At each Valuation Time on each such business day, the value of each investor's beneficial interest in each Portfolio will be determined by multiplying the net asset value of a Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in each Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Portfolio by all investors in each Portfolio. The percentage so determined will then be applied to determine the value of the investor's

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interest in each Portfolio as of the Valuation Time, on the following business day of each Portfolio.

The net income of each Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of each Portfolio, less (ii) all actual and accrued expenses of each Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of each Portfolio is allocated pro rata among the investors in each Portfolio. The Net Income is accrued daily and distributed monthly to the investors in each Portfolio.

Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolios' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

It is intended that the Portfolios' assets, income and distributions will be managed in such a way that an investor in the Portfolios will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolios.


ITEM 7. SHAREHOLDER INFORMATION

Registrant incorporates by reference information concerning the computation of net asset value and valuation of each Portfolio's assets from sections entitled "Calculating the Fund's Share Price" and "Buying and Selling Fund Shares" in each Feeder Fund's Prospectus.

Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in the Portfolios may be made without a sales charge. All investments are made at the net asset value next determined if an order is

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received by the Portfolios by the designated cutoff time for each accredited investor. The net asset value of each Portfolio is determined on each Fund Business Day. Each Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

There is no minimum initial or subsequent investment in the Portfolios. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

An investor in the Portfolios may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolios by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolios in Federal funds normally on the Fund Business Day the withdrawal is effected, but in any event within seven calendar days. Unless requested by an investor, the Portfolio will not make a redemption in kind to the investor, except in situations where the investor may make redemptions in kind.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Trust and ICC Distributors, Inc. ("ICC") reserve the right to cease accepting investments in the Portfolios at any time or to reject any investment order. The placement agent for the Portfolios is ICC. The principal business address of ICC is Two Portland Square, Portland, Maine 04101. ICC receives no additional compensation for serving as the placement agent for the Portfolios.

Registrant incorporates by reference information concerning dividends and distributions and tax consequences from the sections entitled "Dividends and Distributions," and "Tax Considerations" in each Feeder Fund's Prospectus.

ITEM 8. DISTRIBUTION ARRANGEMENTS

Registrant incorporates by reference information concerning its Master-Feeder structure from the section entitled "Organizational Structure" in each Feeder Fund's Prospectus.


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BT INVESTMENT PORTFOLIOS
EUROPEAN EQUITY PORTFOLIO
GLOBAL EQUITY PORTFOLIO

PART B

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

Not applicable.

ITEM 11. FUND HISTORY.

The Trust was organized as a trust under the laws of the State of New York on March 27, 1993.

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS

The Trust is a no-load, open-end management investment company. Part A contains information about the investment objectives and policies of European Equity Portfolio and Global Equity Portfolio. This Part B should only be read in conjunction with Part A. Registrant incorporates by reference information concerning the investment policies and limitations of the European Equity Portfolio and Global Equity Portfolio (each a "Portfolio") from the section entitled "Investment Objectives, Policies and Restrictions" in the Statement of Additional Information for European Equity Fund and Global Emerging Markets Equity Fund (each the "Feeder Fund's SAI").


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ITEM 13. MANAGEMENT OF THE FUND.

Registrant Incorporates by reference information concerning the management of the Portfolios from the section entitled "Management of the Trust" in each Feeder Fund's SAI.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

None

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolios from the section entitled "Management of the Trust" in each Feeder Fund's SAI.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled "Investment Objective, Policies and Restrictions -- Brokerage Commissions" in each Feeder Fund's SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series, such as the Portfolios. No series of the Trust has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolios. Upon liquidation or dissolution of the Portfolios, investors are entitled to share pro rata in the net assets of the Portfolios available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred.

Each investor in the Portfolios is entitled to a vote in proportion to the amount of its investment. The Portfolios and the other series of the Trust will all vote together in certain circumstances (e.g., election of the Trust's Trustees and auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other


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investors in the Portfolios, or in the series, would not be able to elect any
Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Portfolios will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Trust, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolios' investors (with the vote of each being in proportion to its percentage of the beneficial interests in a Portfolio), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of each Portfolio) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Trust by written notice to its investors.

Investors in the Portfolios or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof.

The Declaration of Trust further provides that obligations of the Portfolios or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolios or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and


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assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants. Upon liquidation or dissolution of any series of the Trust, the investors in that series would be entitled to share pro rata in the net assets of that series available for distribution to investors.


ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES.

Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 7, "Shareholder Information" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by each Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Valuation of Securities; Redemptions and Purchases in Kind" in each Feeder Fund's SAI.


ITEM 19. TAXATION OF THE FUND.

Registrant incorporates by reference information concerning the taxation of the Portfolios from the section entitled "Taxation" in each Feeder Fund's SAI.


It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in a Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

ITEM 20. UNDERWRITERS.

The placement agent for the Trust is ICC Distributors, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

ITEM 21. CALCULATION OF PERFORMANCE DATA.


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Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

Not applicable.

PART C

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 23. EXHIBITS
  (a) Declaration of Trust of the Registrant; 3
     (1) First Amendment to Declaration of Trust; *
     (2) Second Amendment to Declaration of Trust; *
     (3) Third Amendment to Declaration of Trust;*
     (4) Fourth Amendment to Declaration of Trust; *
     (5) Fifth Amendment to Declaration of Trust; *
     (6) Sixth Amendment to Declaration of Trust; *
     (7) Conformed copy of Amendment No. 7 to Declaration of Trust of BT Investment Portfolios; 7
     (8) Conformed copy of Amendment No. 8 to Declaration of to Declaration of Trust of BT Investment Portfolios; 10
     (9) Conformed copy of Amendment No. 9 to Declaration of Trust of BT Investment Portfolios--filed herewith;
    (10) Conformed copy of Amendment No. 10 to Declaration of Trust of BT Investment Portfolios--filed herewith;
    (11) Conformed copy of Amendment No. 11 to Declaration of Trust of BT Investment Portfolios--filed herewith;
  (b) By-Laws of the Registrant; 3
  (c) Not Applicable;
  (d) Conformed copy of Investment Advisory Agreement between the Registrant and Bankers Trust Company ("Bankers Trust"); 3
     (1) Sub-Investment Advisory Agreement between Bankers Trust and BT Fund Managers International Limited; 2
     (2) Schedule of fees under Investment Advisory Agreement; 4
     (3) Conformed Copy of Investment Advisory Agreement between International Equity Portfolio and the Registrant and Bankers Trust; 12
     (4) Form of Investment Advisory Agreement for Pacific Basin Equity Portfolio; 12
     (5) Form of Sub-Investment Advisory Agreement for Pacific Basin Equity Portfolio; 12
     (6) Copy of Exhibit A to Investment Advisory Agreement; filed herewith
     (7) Conformed copy of Sub-Investment Advisory Agreement between Bankers Trust Company and BT Funds Management (International) Limited on behalf of Pacific Basin Equity Portfolio and Latin American Equity
         Portfolio; 13

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     (8) Copy of Exhibit A to Sub-Investment Advisory Agreement between Bankers
         Trust Company and BT Funds Management (International) Limited; filed herewith
 (f) Not Applicable;
 (g) Conformed copy of Custodian Agreement between Bankers Trust Company and BT Investment Portfolios; 11
    (1)  Conformed copy of Amendment #1 to Exhibit A of the Custodian
         Agreement; 12
    (2)  Conformed copy of Amendment #2 to Exhibit A of the Custodian
         Agreement; 12
    (2)  Conformed copy of Amendment #3 to Exhibit A of the Custodian
         Agreement; filed herewith
    (3) Conformed copy of Amendment #4 to Exhibit A of the Custodian Agreement; filed herewith
 (h)(1) Administration and Services Agreement between the Registrant and Bankers Trust; 1
    (2)  Conformed Copy of Exclusive Placement Agent Agreement; 8
    (3) Copy of Exhibit A to Exclusive Placement Agent Agreement; filed herewith
    (4) Copy of Exhibit D to the Administration and Services Agreement; filed herewith
    (5)  Conformed Copy of Expense Limitation Agreement; 13
 (i)(1) Legal opinion with respect to Global Equity Portfolio and European Equity Portfolio; filed herewith
 (l)(1)  Investment Representation letters of initial investors; 1
    (2) Investment Representation Letters of Initial Investors, EAFE(R) Equity Index Portfolio, U.S. Bond Index Portfolio, Equity 500 Equal Weighted Index Portfolio, Small Cap Index Portfolio; 4
 (m) Not Applicable;
 (n) Not applicable;
 (o) Not Applicable.

*    Previously Filed.
1. Incorporated by reference to the Registrant's registration statement on Form N-lA ("Registration Statement") as filed with the Commission on June 7, 1993.

2. Incorporated by reference to Amendment No. 3 to Registrant's Registration Statement as filed with the Commission on September 20, 1993.

3. Incorporated by reference to Amendment No. 9 to Registrant's Registration Statement as filed with the Commission on August 1, 1995.

4. Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the Commission on January 1, 1996.

7. Incorporated by reference to Amendment No. 14 to Registrant's Registration Statement as filed with the Commission on January 30, 1997.


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8. Incorporated by reference to Amendment No. 15 to Registrant's Registration
Statement as filed with the Commission on February 28, 1997.

10. Incorporated by reference to Amendment No. 17 to Registrant's Registration Statement as filed with the Commission on April 16, 1997.

11. Incorporated by reference to Amendment No. 18 to Registrant's Registration Statement as filed with the Commission on May 19, 1997.

12. Incorporated by reference to Amendment No. 13 to Registrant's Registration Statement as filed with the Commission on April 30, 1997.

13. Incorporated by reference to Amendment No. 31 to Registrant's Registration Statement as filed with the Commission on January 28, 1999.

ITEM 24. Persons Controlled By or Under Common Control with the Fund

None.

ITEM 25.  Indemnification.

Incorporated by reference to Post-Effective Amendment No. 11 to Registrant's Registration Statement as filed with the Commission on January 29, 1996.

ITEM 26. Business and Other Connections of Investment Adviser.

Bankers Trust serves as investment adviser to each Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Bankers Trust Corporation. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market. To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is or has been at anytime during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature. These persons may be contacted c/o Bankers Trust Company, 130 Liberty Street, New York, New York 10006.

George B. Beitzel, International Business Machines Corporation, Old Orchard
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Road, Armonk, NY 10504. Director, Bankers Trust Company; Retired senior vice president and Director, International Business Machines Corporation; Director, Computer Task Group; Director, Phillips Petroleum Company; Director, Caliber Systems, Inc. (formerly, Roadway Services Inc.); Director, Rohm and Haas Company; Director, TIG Holdings; Chairman emeritus of Amherst College; and Chairman of the Colonial Willimsburg Foundation.

Richard H. Daniel, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Vice chairman and chief financial officer, Bankers Trust Company and Bankers Trust Corporation; Beneficial owner, general partner, Daniel Brothers, Daniel Lingo & Assoc., Daniel Pelt & Assoc.; Beneficial owner, Rhea C.
Daniel Trust.

Philip A. Griffiths, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Institute for Advanced Study; Director, Bankers Trust Company; Chairman, Committee on Science, Engineering and Public Policy of the National Academies of Sciences and Engineering & the Institute of Medicine; and Chairman and member, Nominations Committee and Committee on Science and Engineering Indicators, National Science Board; Trustee, North Carolina School of Science and Mathematics and the Woodward Academy.

William R. Howell, J.C. Penney Company, Inc., P.O. Box 10001, Plano, TX 75301-0001. Chairman Emeritus, J.C. Penney Company, Inc.; Director, Bankers Trust Company; Director, Exxon Corporation; Director, Halliburton Company; Director, Warner-Lambert Corporation; Director, The Williams Companies, Inc.; and Director, National Retail Federation.

Vernon E. Jordan, Jr., Akin, Gump, Strauss, Hauer & Feld, LLP, 1333 New Hampshire Ave., N.W., Washington, DC 20036. Senior Partner, Akin, Gump, Strauss, Hauer & Feld, LLP; Director, Bankers Trust Company; Director, American Express Company; Director, Dow-Jones, Inc.; Director, J.C. Penney Company, Inc.; Director, Revlon Group Incorporated; Director, Ryder System, Inc.; Director, Sara Lee Corporation; Director, Union Carbide Corporation; Director, Xerox Corporation; Trustee, Brookings Institution; Trustee, The Ford Foundation; and Trustee, Howard University.

David Marshall, 130 Liberty Street, New York, New York 10006. Chief Information Officer and Executive Vice President, Bankers Trust Corporation; Senior Managing Director, Bankers Trust Company.

Hamish Maxwell, Philip Morris Companies Inc., 120 Park Avenue, New York, NY 10006. Retired Chairman and Chief Executive Officer, Philip Morris Companies Inc.; Director, Bankers Trust Company; Director, The News Corporation Limited; Director, Sola International Inc.; and Chairman, WWP Group plc.

Frank N. Newman, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board, Chief Executive Officer and President, Bankers Trust Corporation and Bankers Trust Company; Director, Bankers Trust Company; Director, Dow-Jones, Inc.; and Director, Carnegie Hall.

N.J. Nicholas Jr., 745 Fifth Avenue, New York, NY 10020. Director, Bankers Trust Company; Director, Boston Scientific Corporation; and Director, Xerox Corporation.

Russell E. Palmer, The Palmer Group, 3600 Market Street, Suite 530, Philadelphia, PA 19104. Chairman and Chief Executive Officer of The Palmer Group; Director, Bankers Trust Company; Director, Allied-Signal Inc.; Director, Federal Home Loan Mortgage Corporation; Director, GTE Corporation; Director, The May Department Stores Company; Director, Safeguard Scientifics, Inc.; and Trustee, University of Pennsylvania.

Donald L. Staheli, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board and Chief Executive Officer, Continental Grain Company; Director, Bankers Trust Company; Director, ContiFinancial Corporation; Director, Prudential Life Insurance Company of America; Director, Fresenius Medical Care, A.g.; Director, America-China Society; Director, National Committee on United States-China Relations; Director, New York City Partnership; Chairman, U.S.-China Business Council; Chairman, Council on Foreign Relations; Chairman, National Advisor Council of Brigham Young University's Marriott School of Management; Vice Chairman, The Points of Light Foundation; and Trustee, American Graduate School of International Management.

Patricia Carry Stewart, c/o Office of the Secretary, 130 Liberty Street, New York, NY 10006. Director, Bankers Trust Company; Director, CVS Corporation; Director, Community Foundation for Palm Beach and Martin Counties; Trustee Emerita, Cornell University.

George J. Vojta, Bankers Trust Company, 130 Liberty Street, New York, NY 10006. Vice Chairman, Bankers Trust Corporation and Bankers Trust Company; Director, Bankers Trust Company; Director; Alicorp S.A.; Director; Northwest Airlines; Director, Private Export Funding Corp.; Director, New York State Banking Board; Director, St. Lukes-Roosevelt Hospital Center; Partner, New York City Partnership; and Chairman, Wharton Financial Services Center.

Paul A. Volcker, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Bankers Trust Company; Director, American Stock Exchange; Director, Nestle S.A.; Director, Prudential Insurance Company; Director, UAL Corporation; Chairman, Group of 30; North American Chairman, Trilateral Commission; Co-Chairman, Bretton Woods Committee; Co-Chairman, U.S./Hong Kong Economic Cooperation Committee; Director, American Council on Germany; Director,

Aspen Institute; Director, Council on Foreign Relations; Director, The Japan Society; and Trustee, The American Assembly.

Melvin A. Yellin, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Senior Managing Director and General Counsel of Bankers Trust Corporation and Bankers Trust Company; Director, 1136 Tenants Corporation; and Director, ABA Securities Association.

ITEM 27. Principal Underwriters.

ICC Distributors, Inc., the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant: BT Advisor Funds, BT Institutional Funds, BT Investment Funds, BT Pyramid Mutual Funds, Cash Management Portfolio, Intermediate Tax Free Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, and Asset Management Portfolio.

(b) Unless otherwise stated, the principal business address is Two Portland Square, Portland, Maine 04101.

(1)                                   (2)                                 (3)
Name and Principal Business Address   Position and Offices with           Position and Offices with the
                                      Distributor                         Registrant
John Y. Keffer                        President                           None

Sara M. Morris                        Treasurer                           None

David I. Goldstein                    Secretary                           None

Benjamin L. Niles                     Vice President                      None

Margaret J. Fenderson                 Assistant Treasurer                 None

Dana L. Lukens                        Assistant Secretary                 None

Nanette K. Chern                      Chief Compliance Officer            None

(c) None

ITEM 28. Location of Accounts and Records.

Registrant: One South Street, Baltimore, Maryland  21202.

Bankers Trust Company (Investment Adviser, Custodian and Administrator): 130 Liberty Street, New York, New York 10006.

Investors Fiduciary Trust Company (Transfer Agent and Dividend Disbursing Agent): 127 West 10th Street, Kansas City, MO 64105.

ICC Distributors, Inc. (Placement Agent and Sub-Administrator): Two Portland Square, Portland, Maine 04101.

ITEM 29. MANAGEMENT SERVICES.
            Not Applicable

ITEM 32. UNDERTAKINGS.
            Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, BT INVESTMENT PORTFOLIOS, has duly caused this 32nd amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Baltimore and the State of Maryland, on the 5th day of February, 1999.

                            BT INVESTMENT PORTFOLIOS


                              By: /s/ Daniel O. Hirsch
                              Secretary
                              February 5, 1999

                     AMENDMENT NO. 9 TO DECLARATION OF TRUST
                           OF BT INVESTMENT PORTFOLIOS

                           DATED AS OF OCTOBER 8, 1997

         The undersigned, being a majority of the Trustees of BT Investment Portfolios (the "Trust"), a trust established under the laws of the State of New York pursuant to a Declaration of Trust dated as of March 27, 1993 (the "Declaration"), pursuant to the last paragraph of Section 10.4 of the Declaration, hereby amend the series designation appended to the Declaration of Trust in order to add International Small Company Equity Portfolio and Global Emerging Markets Equity Portfolio, and to abolish International Bond Portfolio, European Equity Portfolio, and 100% Treasury Portfolio. The series of the Trust shall be as follows:

                  Liquid Assets Portfolio
                  Asset Management Portfolio II
                  Asset Management Portfolio III
                  Global High Yield Securities Portfolio
                  Latin American Equity Portfolio
                  Small Cap Portfolio
                  Pacific Basin Equity Portfolio
                  U.S. Bond Index Portfolio
                  Equity 500 Equal Weighted Index Portfolio
                  Small Cap Index Portfolio
                  EAFE(R) Equity Index Portfolio
                  BT PreservationPlus Portfolio
                  International Small Company Equity Portfolio
                  Global Emerging Markets Equity Portfolio

         An Interest (as defined in the Declaration) in each series of the Trust shall have the relative rights and preferences as are set forth in Section 6.1 through 6.4 of the Declaration.

         IN WITNESS WHEREOF, the undersigned have cause these presents to be executed as of October 8, 1997.

                                /s/ Charles P. Biggar
                                -------------------------------------
                                Charles P. Biggar
                                As Trustee and Not Individually


                                /s/ S. Leland Dill
                                -------------------------------------
                                S. Leland Dill
                                As Trustee and Not Individually


                                /s/ Philip Saunders, Jr.
                                -------------------------------------
                                Philip Saunders, Jr.
                                As Trustee and Not Individually

                    AMENDMENT NO. 10 TO DECLARATION OF TRUST
                           OF BT INVESTMENT PORTFOLIOS

                            DATED AS OF JUNE 10, 1998

         The undersigned, being a majority of the Trustees of BT Investment Portfolios (the "Trust"), a trust established under the laws of the State of New York pursuant to a Declaration of Trust dated as of March 27, 1993 (the "Declaration"), pursuant to the last paragraph of Section 6.1 of the Declaration, hereby amend the series designation appended to the Declaration of Trust in order to add BT PreservationPlus Income Portfolio. The series of the Trust shall be as follows:

                  Liquid Assets Portfolio
                  Asset Management Portfolio II
                  Asset Management Portfolio III
                  Global High Yield Securities Portfolio
                  Latin American Equity Portfolio
                  Small Cap Portfolio
                  Pacific Basin Equity Portfolio
                  U.S. Bond Index Portfolio
                  Equity 500 Equal Weighted Index Portfolio
                  Small Cap Index Portfolio
                  EAFE(R) Equity Index Portfolio
                  BT PreservationPlus Portfolio
                  International Small Company Equity Portfolio
                  Global Emerging Markets Equity Portfolio
                  BT PreservationPlus Income Portfolio

         An Interest (as defined in the Declaration) in each series of the Trust shall have the relative rights and preferences as are set forth in Section 6.1 through 6.4 of the Declaration.

         IN WITNESS WHEREOF, the undersigned have cause these presents to be executed as of June 10, 1998.

                                 /s/ Charles P. Biggar
                                -------------------------------------
                                Charles P. Biggar
                                As Trustee and Not Individually


                                 /s/ S. Leland Dill
                                -------------------------------------
                                S. Leland Dill
                                As Trustee and Not Individually


                                /s/ Philip Saunders, Jr.
                                -------------------------------------
                                Philip Saunders, Jr.
                                As Trustee and Not Individually

                    AMENDMENT NO. 11 TO DECLARATION OF TRUST
                           OF BT INVESTMENT PORTFOLIOS

                          DATED AS OF DECEMBER 9, 1998

         The undersigned, being a majority of the Trustees of BT Investment Portfolios (the "Trust"), a trust established under the laws of the State of New York pursuant to a Declaration of Trust dated as of March 27, 1993 (the "Declaration"), pursuant to the last paragraph of Section 6.1 of the Declaration, hereby amend the series designation appended to the Declaration of Trust in order to add BT Global Equity Portfolio and BT European Equity Portfolio. The series of the Trust shall be as follows:

                  Liquid Assets Portfolio
                  Asset Management Portfolio II
                  Asset Management Portfolio III
                  Global High Yield Securities Portfolio
                  Latin American Equity Portfolio
                  Small Cap Portfolio
                  Pacific Basin Equity Portfolio
                  U.S. Bond Index Portfolio
                  Equity 500 Equal Weighted Index Portfolio
                  Small Cap Index Portfolio
                  EAFE(R) Equity Index Portfolio
                  BT PreservationPlus Portfolio
                  International Small Company Equity Portfolio
                  Global Emerging Markets Equity Portfolio
                  BT PreservationPlus Income Portfolio
                  BT Global Equity Portfolio
                  BT European Equity Portfolio

         An Interest (as defined in the Declaration) in each series of the Trust shall have the relative rights and preferences as are set forth in Section 6.1 through 6.4 of the Declaration.

         IN WITNESS WHEREOF, the undersigned have cause these presents to be executed as of December 9, 1998.

                                 /s/ Charles P. Biggar
                                -------------------------------------
                                Charles P. Biggar
                                As Trustee and Not Individually


                                /s/ S. Leland Dill
                                --------------------------------------
                                S. Leland Dill
                                As Trustee and Not Individually


                                /s/ Philip Saunders, Jr.
                                -------------------------------------
                                Philip Saunders, Jr.
                                As Trustee and Not Individually

                                    EXHIBIT A

                            BT INVESTMENT PORTFOLIOS
              SCHEDULE OF FEES UNDER INVESTMENT ADVISORY AGREEMENT
                          AS REVISED: DECEMBER 9, 1998

Latin American Equity Portfolio                                   1.00%
Small Cap Portfolio                                               0.65%
Pacific Basin Equity Portfolio                                    0.75%
Asset Management Portfolio II                                     0.65%
Asset Management Portfolio III                                    0.65%
Liquid Assets Portfolio                                           0.15%
Global High Yield Securities Portfolio                            0.80%
BT PreservationPlus Portfolio                                     0.35%
BT PreservationPlus Income Portfolio                              0.70%
US Bond Index Portfolio                                           0.15%
EAFE Equity Index Portfolio                                       0.25%
Small Cap Index Portfolio                                         0.15%
Equity 500 Equal Weighted Index Portfolio                         0.25%
European Equity Portfolio                                         0.65%
Global Equity Portfolio                                           0.75%

                                    Exhibit A
                                     To the
                        Sub-Investment Advisory Agreement

                          As Revised: December 9, 1998

Portfolios Subject to the Agreement:

Pacific Basin Equity Portfolio

Latin American Equity Portfolio

European Equity Portfolio

Global Equity Portfolio

                            Amendment #3 to Exhibit A

Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Investment Portfolios is hereby amended by adding the following to the List of Portfolios:



BT PreservationPlus Income Portfolio



Dated as of June 10, 1998              BT INVESTMENT PORTFOLIOS



                                       By:  /s/ Jay S. Newman
                                       -------------------------------------
                                       Name:
                                           ---------------------------------
                                       Title:
                                             -------------------------------



                                       BANKERS TRUST COMPANY



                                       By:  /s/ Brian W. Wixted
                                       -------------------------------------
                                       Name:  Brian W. Wixted
                                            --------------------------------
                                       Title:    Principal
                                             -------------------------------

                            Amendment #4 to Exhibit A

Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Investment Portfolios is hereby amended by adding the following to the List of Portfolios:



European Equity Portfolio
Global Equity Portfolio


Dated as of December 9, 1998           BT INVESTMENT PORTFOLIOS



                                       By:  /s/ Daniel O. Hirsch
                                       -------------------------------------
                                       Name: Daniel O. Hirsch
                                            --------------------------------
                                       Title:   Secretary
                                             -------------------------------


                                       BANKERS TRUST COMPANY



                                       By:  /s/ Brian W. Wixted
                                       -------------------------------------
                                       Name:  Brian W. Wixted
                                            --------------------------------
                                       Title:    Principal
                                             -------------------------------

                                    EXHIBIT A
                                       TO
                       EXCLUSIVE PLACEMENT AGENT AGREEMENT
                                               As Last Amended: December 9, 1998


         Pursuant to the Exclusive Placement Agreement, ESI shall be Exclusive Placement Agent with respect to the following Trust, effective as of the date indicted below:

Name of Trust                                                          Date
BT Investment Portfolios
         Liquid Assets Portfolio                                       September 30, 1996
         Asset Management Portfolio II                                 September 30, 1996
         Asset Management Portfolio III                                September 30, 1996
         Global High Yield Securities Portfolio                        September 30, 1996
         Latin American Equity Portfolio                               September 30, 1996
         Small Cap Portfolio                                           September 30, 1996
         Pacific Basin Equity Portfolio                                September 30, 1996
         U.S. Bond Index Portfolio                                     September 30, 1996
         Equity 500 Equal Weighted Index Portfolio                     September 30, 1996
         Small Cap Index Portfolio                                     September 30, 1996
         EAFE(R)equity Index Portfolio                                 September 30, 1996
         BT PreservationPlus Portfolio                                 December 11, 1996
         Global Emerging Markets Equity Portfolio                      October 8, 1997
         International Small Company Equity Portfolio                  October 8, 1997
         BT PreservationPlus Income Portfolio                          June 10, 1998
         BT Global Equity Portfolio                                    December 9, 1998
         BT European Equity Portfolio                                  December 9, 1998
Cash Management Portfolio                                              September 30, 1996
Treasury Money Portfolio                                               September 30, 1996
Tax Free Money Portfolio                                               September 30, 1996
International Equity Portfolio                                         September 30, 1996
Utility Portfolio                                                      September 30, 1996
Equity 500 Index Portfolio                                             September 30, 1996
Short/Intermediate U.S. Government Securities Portfolio                September 30, 1996
Asset Management Portfolio                                             September 30, 1996
Capital Appreciation Portfolio                                         September 30, 1996
Intermediate Tax Free Portfolio                                        September 30, 1996

                            BT INVESTMENT PORTFOLIOS

                                    EXHIBIT D
                                    ---------
                                     TO THE
                      ADMINISTRATION AND SERVICES AGREEMENT
                            MADE AS OF APRIL 28, 1993
                                     BETWEEN
               BT INVESTMENT PORTFOLIOS AND BANKERS TRUST COMPANY
                          AS REVISED: December 9, 1998


Asset Management Portfolio II.............................................0.10%
Asset Management Portfolio III............................................0.10%
BT PreservationPlus Portfolio.............................................0.05%
Equity 500 Equal Weighted Index Portfolio.................................0.05%
E.A.F.E.(R) Equity Index Portfolio........................................0.10%
Global High Yield Securities Portfolio....................................0.20%
Latin American Equity Portfolio...........................................0.20%
Liquid Assets Portfolio...................................................0.05%
Pacific Basin Equity Portfolio............................................0.25%
Small Cap Portfolio.......................................................0.05%
Small Cap Index Portfolio.................................................0.05%
U.S. Bond Index Portfolio.................................................0.05%
Global Emerging Markets Equity Portfolio..................................0.15%
International Small Company Equity Portfolio..............................0.15%
BT PreservationPlus Income Portfolio......................................0.05%
European Equity Portfolio.................................................0.15%
Global Equity Portfolio...................................................0.15%

                            BT INVESTMENT PORTFOLIOS
                                One South Street
                            Baltimore, Maryland 21202

                                February 5, 1999



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

                  Re:      BT INVESTMENT PORTFOLIOS (the "Trust")
                           1940 Act File No. 811-7774
                           ---------------------------------------
Dear Sir or Madam:

         Pursuant to the Investment Company Act of 1940 and Rule 8b-16 thereunder, Amendment No. 32 to the Registration Statement of the above-referenced Trust is hereby electronically transmitted.

         Beneficial interests of the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

         This Registration Statement has been filed to reflect the addition of European Equity Portfolio and Global Equity Portfolio and has been electronically marked to reflect changes from the Trust's currently effective Registration Statement.

         Please note that Part A and B of this Registration Statement incorporate by reference information concerning the Trust found in the prospectuses and statements of additional information of European Equity Fund and Global Equity Fund, series of BT Investment Funds, filed with the Commission on Post-Effective Amendment No. 57 on February 5, 1999 (File Nos. 33-07404 and 811-4760) (the "feeder fund registration statement"). A copy of the feeder fund registration statement will be provided to anyone requesting a copy of this Registration Statement.

         If you have any questions regarding this filing, please call me at
(410) 895-3776.

                                                 Very truly yours,

                                                 /s/ Daniel O. Hirsch

                                                  Daniel O. Hirsch
                                                  Secretary

         Enclosures